Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 9192 Red Branch Road, Suite 110 Columbia, MD 21045 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy Adds Seasoned Glass Executive to Board of Advisors for Industry Outreach of Technology Able to Generate Electricity on See-Through Windows

Columbia, MD – February 6, 2012 – New Energy Technologies, Inc. (OTCQB: NENE), a developer of SolarWindow™, capable of generating electricity on see-through glass and flexible plastic, is pleased to announce the appointment of accomplished glass industry executive, Mr. J. Patrick Thompson to the Company’s Board of Advisors. Today’s appointment underscores New Energy’s commitment to commercialize its novel SolarWindow™ technology for introduction to industry, including the solar, plastics and film, glass, and solar-glass segments – areas of Mr. Thompson’s specific expertise.

In the solar-glass industry, Mr. Thompson developed Asahi Glass Company’s solar glass division, achieving more than $200 million in revenues and growing sales from zero at inception to commanding 70% market share in North America. As Vice President of Asahi’s Solar Business Unit, he’s credited with the development and commercial introduction of 11 new products in 2010 alone. Asahi Glass Company is a global glass leader reporting nearly $16 billion in 2010 sales.

“I’m pleased to welcome Patrick to the team as part of our proactive effort to introduce New Energy’s SolarWindow™ technology to industry,” stated Mr. John A. Conklin, President and CEO of New Energy Technologies, Inc.

“Patrick brings us valuable technical know-how in glass manufacturing processes and encapsulation technologies for increasing the lifetime of coatings. This kind of industrial experience is essential to applying our SolarWindow™ electricity-generating coatings to see-through commercial glass products and ensuring a commercially viable product lifecycle.	Mr. J. Patrick Thompson Member, Board of Advisors New Energy Technologies, Inc.

“Importantly, Patrick’s demonstrated record of business success at Fortune 100 companies is directly aligned with the industries we’re targeting for introduction of our SolarWindow™ - namely, solar, glass, plastics, and specialty chemicals.”

In the plastics industry, Mr. Thompson worked to examine and improve product sales and marketing efforts at GE Plastics. Patrick identified the single largest sales opportunity in the company’s history, earning him the organization’s MVP award for Sales and Marketing. Of note, New Energy’s SolarWindow™ has been demonstrated to generate electricity on flexible plastics. Scientists anticipate that commercially developed electricity-generating flexible plastic could be deployed as tinted window film, which remains see-through while generating electrical power.

At Ciba Specialty Chemicals (now, BASF, one of the world’s largest chemical companies) Mr. Patrick J. Thompson worked with multinational companies, including Texas Instruments, Mitsubishi Semiconductor, Lockheed Martin and Harris Semiconductor on global applications, achieving an increase in total divisional sales by 39%, the highest of any division. Mr. Thompson worked with the company’s product development teams to formulate new products in order to improve processing methods and the usable lifetime of materials. Importantly, researchers developing New Energy’s SolarWindow™ technology anticipate the use of encapsulants to help maximize product life-cycle, an area of expertise particular to Patrick’s efforts at Ciba/BASF.

A Licensed Professional Engineer, Mr. J. Patrick Thompson earned his Mechanical undergraduate degree from Clemson University and completed the Dynamic Leadership program at International Management Development in Lausanne, Switzerland.

Mr. Thompson’s appointment follows the recent addition of Dr. Chris Harris to the Company’s Board of Advisors. Dr. Harris has a proven track record of exploiting novel renewable energy technologies for commercial partnership, joint-venture, and technology and product development. His expertise includes evaluating a technology’s technical strength, building key strategies for advancing product development with commercial partners, and negotiating tactical licensing agreements with public research institutions, private companies, and Fortune 500 corporations.

Dr. Harris is a Certified Licensing Professional, and a Registered Patent Agent at the United States Patent and Trademark Office. He earned his PhD in Nuclear and Particle Physics, and Master’s and Bachelor’s degrees in Physics at the University of Virginia.

Dr. Christopher M. Harris currently serves as Director of Licensing at Vanderbilt University. Previously, he tenured as Senior Licensing Manager at the University of Virginia Patent Foundation, and as Associate Director, Licensing at National Renewable Energy Laboratory (NREL), one of the world’s most respected and advanced solar-photovoltaic research institutions. NREL and New Energy have been working through a Cooperative Research and Development Agreement to advance the Company’s SolarWindow™ technology, capable of generating electricity on see-through glass.

Currently under development for eventual commercial deployment in the estimated 85 million commercial buildings and homes in America, SolarWindow™ is the world’s first-of-its-kind technology capable of generating electricity on see-through glass windows.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

  MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology, the subject of 33 US and International patent applications. An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day; and

  SolarWindow™ technologies which enable see-through windows to generate electricity by ‘spraying’ their glass surfaces with New Energy’s electricity-generating coatings – the subject of ten patent applications. These solar coatings are less than 1/10th the thickness of ‘thin’ films and make use of the world’s smallest functional solar cells, shown to successfully produce electricity in a published peer-reviewed study in the Journal of Renewable and Sustainable Energy of the American Institute of Physics.

Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation. Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start-up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.